UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Touchstone Strategic Trust

(Name of Registrant as Specified In Its Charter)

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October 5, 2023

Touchstone Dynamic Allocation Fund

Adjourned Special Meeting of Shareholders: October 27, 2023

DEAR SHAREHOLDER,

In less than three weeks, there is a Special Meeting of Shareholders of the Touchstone Dynamic Allocation Fund

–an opportunity to decide the future of your investment as it transforms into an ETF (exchanged-traded fund). It is possible you're unaware of your stake because your financial advisor made the purchase on your behalf.

As one of the largest unvoted investors, we need your vote to pass the reorganization proposal. Please call our proxy solicitor, Morrow Sodali Fund Solutions, at 551-238-7981 between the hours of 10:00a.m. and 8:00p.m., Eastern time. Please have your control number ready and they will assist you in casting your vote.

If the reorganization of your fund is not approved, your Board will have no choice but to consider other options, including liquidating your fund.

Thank you in advance for making your voice heard.

Best regards,

/s/ E. Blake Moore, Jr.

E. BLAKE MOORE, JR.

PRESIDENT,

TOUCHSTONE STRATEGIC TRUST

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